AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED

INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A, effective as of April 30, 2013, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds and BNY Mellon Investment Servicing (US) Inc. (formerly, PNC Global Investment Servicing Inc.)

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Growth Fund

Matthews Asia Dividend Fund

Matthews Pacific Tiger Fund

Matthews Asian Growth and Income Fund

Matthews Asia Science and Technology Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Dividend Fund

Matthews China Small Companies Fund

Matthews Asia Strategic Income Fund

Matthews Asia Focus Fund

Matthews Emerging Asia Fund

No-load, no 12b-1, no CDSC, redemption fee of 2% on all redemptions made within 90 days after purchase.

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS		BNY MELLON INVESTMENT SERVICING
(US) INC.

By:	/s/ William J. Hackett	By:	/s/ Wayne D. Weaver
Name: William J. Hackett		Name: Wayne D. Weaver
Title: President		Title: Managing Director
Date: April 30, 2013		Date: April 30, 2013